Exhibit 10.9

Memo

To:                                              Executive Officers

                                                                Capital Corp of the West/County Bank

From:                               Tom Hawker

Date:                                   February 14, 2001

Subject:                   Additional Benefits

It is with great pleasure that I inform you of two significant additional benefits that our Board has approved for the Management Team in recognition of the Company’s overall performance.  The Board has endeavored to provide our team with benefits on par with our peers that is greatly appreciated.

Effective immediatley, you are covered by a one year severance package in the case of change of control with that being defined in the same language as your Salary Continuation Plan.  While we do not expect that to be an issue, it is gratifying that our Board has been considerate of this potential.

We have completed three years of increasing earnings and are poised to add number four.  The Board and I are pleased to be able to add these additional benefits for you in recognition of your contributions to our success.